As filed with the Securities and Exchange Commission on January 6, 2004

Registration No. 333-111470

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MetroPCS, Inc.

Delaware	4812	75-2550006
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Co-Registrants

(See next page)

8144 Walnut Hill Lane, Suite 800

Dallas, Texas 75231

(214) 265-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis G. Spickler

Vice President of Finance

and Chief Financial Officer

8144 Walnut Hill Lane, Suite 800

Dallas, Texas 75231

(214) 265-2550

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Attn: Henry Havre

Kin Gill

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable following the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)

10 3/4% Senior Notes due 2011	$150,000,000	100%	$150,000,000	$12,135

Guarantees of the 10 3/4% Senior Notes(3)	—	—	—	—

Total	$150,000,000	100%	$150,000,000	$12,135

(1)	Determined in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	Amount paid with initial filing.
(3)	No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Co-Registrants

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
MetroPCS Wireless, Inc.	Delaware	4812	75-2694973
MetroPCS California/Florida, Inc.	Delaware	4812	75-2695067
MetroPCS Chico, Inc.	Delaware	4812	75-2695066
MetroPCS Georgia, Inc.	Delaware	4812	75-2695068
GWI PCS1, Inc.	Delaware	4812	75-2695069
GWI PCS2, Inc.	Delaware	4812	75-2695070
GWI PCS3, Inc.	Delaware	4812	75-2695072
GWI PCS4, Inc.	Delaware	4812	75-2695075
GWI PCS5, Inc.	Delaware	4812	75-2695077
GWI PCS6, Inc.	Delaware	4812	75-2695078
GWI PCS7, Inc.	Delaware	4812	75-2695080
GWI PCS8, Inc.	Delaware	4812	75-2695082
GWI PCS9, Inc.	Delaware	4812	75-2695083
GWI PCS10, Inc.	Delaware	4812	75-2695085
GWI PCS11, Inc.	Delaware	4812	75-2695088
GWI PCS12, Inc.	Delaware	4812	75-2695089
GWI PCS13, Inc.	Delaware	4812	75-2695090
GWI PCS14, Inc.	Delaware	4812	75-2695091
Reauction, Inc.	Delaware	4812	75-2908307
PCS81, LLC	Delaware	4812	33-0999383

Explanatory Note

The purpose of this Amendment No. 1 to MetroPCS, Inc.’s Registration Statement on Form S-4 (File No. 333-111470) is to file exhibits 5.1 and 10.2 and to correct certain typographical errors in exhibit 10.5(b) and in the descriptions of exhibit 10.5(b) set forth in Item 21 and the Exhibit Index.

Item 21. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.
3.1	**	Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.2	**	Amended and Restated Certificate of Designations, Preferences and Rights for Series D Convertible Preferred Stock of MetroPCS, Inc.

3.3	**	Amendment One to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.4	**	Amendment Two to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.5	**	Certificate of Correction Filed to Correct Certain Errors in Amendment Two to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.6	**	Amendment Three to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.7	**	Amended and Restated Bylaws of MetroPCS, Inc.

4.1	**	Indenture, dated as of September 29, 2003, by and among MetroPCS, Inc., as issuer, the Guarantors, as defined therein, and U.S. Bank National Association, as Trustee, relating to our 10¾% Senior Notes due 2011.

4.2	**	Registration Rights Agreement dated September 29, 2003, by and among the Guarantors listed on Schedule I thereto and Bears, Stearns & Co. Inc. and UBS Securities LLC.

4.3	**	Form of MetroPCS, Inc. 10¾% Senior Note due 2011 (included in Exhibit 4.1).

5.1	*	Opinion of Andrews Kurth LLP regarding the legality of the securities being registered hereby.

10.1	**	Purchase Agreement, dated September 24, 2003, by and among MetroPCS, Inc., the subsidiaries of MetroPCS listed on Schedule I thereto, as guarantors, Bear Stearns & Co. Inc. and UBS Securities LLC, as initial purchasers.

10.2	*	General Agreement for Purchase of Personal Communications Services Systems, dated as of October 1, 2002, by and between MetroPCS Wireless, Inc. and Lucent Technologies, Inc. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.3	**	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc., each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, and (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001.

10.4	**	Amended and Restated Stockholders Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc. and the Stockholders named therein, as amended by (i) Amendment No. 1 to Amended and Restated Stockholders Agreement, dated as of November 13, 2000, and (ii) Amendment No. 2 to Amended and Restated Stockholders Agreement, dated as of January 4, 2001.

10.5	(a)**	Form of Installment Payment Plan Note, dated as of January 27, 1997, issued in favor of the Federal Communications Commission, as amended by First Amended and Modified Installment Payment Plan Note For Broadband PCS C Block, dated as of October 8, 1998.

10.5	(b)*	Schedule of Installment Payment Plan Notes containing provisions set forth in the Form of Installment Payment Plan Note filed as Exhibit 10.5(a).

Exhibit No.

21.1	**	Subsidiaries of Registrant

23.1	**	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	**	Powers of Attorney (included in the signature pages to the Registration Statement).

25.1	**	Form T-1 Statement of Eligibility of U.S. Bank National Association.

99.1	**	Form of Letter of Transmittal.

99.2	**	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.3	**	Form of Notice of Guaranteed Delivery.

99.4	**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	**	Form of Letter to Clients.

*	Filed herewith.
**	Previously filed.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on this 6th day of January, 2004.

METROPCS, INC.

By:	/s/ DENNIS G. SPICKLER

Dennis G. Spickler Vice President of Finance and Chief Financial Officer

Pursuant to requirements of the Securities Act, this Registration Statement has been signed on January 6, 2004 by the following persons in the capacities indicated.

*	/s/ DENNIS G. SPICKLER

Roger D. Linquist President, Chief Executive Officer, Secretary and Chairman of the Board (Principal Executive Officer)	Dennis G. Spickler Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

*	*

C. Boyden Gray Director	Harry F. Hopper, III Director

*

Joseph T. McCullen, Jr. Director	Arthur C. Patterson Director

*

John Sculley Director	James F. Wade Director

*By:	/s/ DENNIS G. SPICKLER

Dennis G. Spickler, Attorney-in-Fact

Pursuant to the requirements of the Securities Act, the registrants set forth below have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on this 6th day of January, 2004.

Each of the Guarantors Named on Schedule A-1 Hereto (the “Guarantors”)

By:	/s/ DENNIS G. SPICKLER

Dennis G. Spickler
Vice President and Chief Financial Officer

Pursuant to requirements of the Securities Act, this Registration Statement has been signed on January 6, 2004 by the following persons in the capacities indicated.

*

Roger D. Linquist
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ DENNIS G. SPICKLER

Dennis G. Spickler
Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*

J. Braxton Carter
Vice President and Director

*By:	/s/ DENNIS G. SPICKLER

Dennis G. Spickler, Attorney-in-Fact

Schedule A-1

GUARANTORS

MetroPCS Wireless, Inc.
MetroPCS California/Florida, Inc.
MetroPCS Chico, Inc.
MetroPCS Georgia, Inc.
GWI PCS1, Inc.
GWI PCS2, Inc.
GWI PCS3, Inc.
GWI PCS4, Inc.
GWI PCS5, Inc.
GWI PCS6, Inc.
GWI PCS7, Inc.
GWI PCS8, Inc.
GWI PCS9, Inc.
GWI PCS10, Inc.
GWI PCS11, Inc.
GWI PCS12, Inc.
GWI PCS13, Inc.
GWI PCS14, Inc.
Reauction, Inc.

Pursuant to the requirements of the Securities Act, the registrant set forth below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on this 6th day of January, 2004.

PCS81, LLC

By:	/s/ DENNIS G. SPICKLER

Dennis G. Spickler
Vice President and Chief Financial Officer

Pursuant to requirements of the Securities Act this Registration Statement has been signed on January 6, 2004 by the following persons in the capacities indicated.

*

Roger D. Linquist
President, Chief Executive Officer and Sole Manager (Principal Executive Officer)

/s/ DENNIS G. SPICKLER

Dennis G. Spickler
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ DENNIS G. SPICKLER

Dennis G. Spickler, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
3.1	**	Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.2	**	Amended and Restated Certificate of Designations, Preferences and Rights for Series D Convertible Preferred Stock of MetroPCS, Inc.

3.3	**	Amendment One to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.4	**	Amendment Two to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.5	**	Certificate of Correction Filed to Correct Certain Errors in Amendment Two to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.6	**	Amendment Three to Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc.

3.7	**	Amended and Restated Bylaws of MetroPCS, Inc.

4.1	**	Indenture, dated as of September 29, 2003, by and among MetroPCS, Inc., as issuer, the Guarantors, as defined therein, and U.S. Bank National Association, as Trustee, relating to our 10¾% Senior Notes due 2011.

4.2	**	Registration Rights Agreement dated September 29, 2003, by and among the Guarantors listed on Schedule I thereto and Bears, Stearns & Co. Inc. and UBS Securities LLC.

4.3	**	Form of MetroPCS, Inc. 10¾% Senior Note due 2011 (included in Exhibit 4.1).

5.1	*	Opinion of Andrews Kurth LLP regarding the legality of the securities being registered hereby.

10.1	**	Purchase Agreement, dated September 24, 2003, by and among MetroPCS, Inc., the subsidiaries of MetroPCS listed on Schedule I thereto, as guarantors, Bear Stearns & Co. Inc. and UBS Securities LLC, as initial purchasers.

10.2	*	General Agreement for Purchase of Personal Communications Services Systems, dated as of October 1, 2002, by and between MetroPCS Wireless, Inc. and Lucent Technologies, Inc. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.3	**	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc., each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, and (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001.

10.4	**	Amended and Restated Stockholders Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc. and the Stockholders named therein, as amended by (i) Amendment No. 1 to Amended and Restated Stockholders Agreement, dated as of November 13, 2000, and (ii) Amendment No. 2 to Amended and Restated Stockholders Agreement, dated as of January 4, 2001.

10.5	(a)**	Form of Installment Payment Plan Note, dated as of January 27, 1997, issued in favor of the Federal Communications Commission, as amended by First Amended and Modified Installment Payment Plan Note For Broadband PCS C Block, dated as of October 8, 1998.

10.5	(b)*	Schedule of Installment Payment Plan Notes containing provisions set forth in the Form of Installment Payment Plan Note filed as Exhibit 10.5(a).

21.1	**	Subsidiaries of Registrant

23.1	**	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

Exhibit No.

24.1	**	Powers of Attorney (included in the signature pages to the Registration Statement).

25.1	**	Form T-1 Statement of Eligibility of U.S. Bank National Association.

99.1	**	Form of Letter of Transmittal.

99.2	**	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.3	**	Form of Notice of Guaranteed Delivery.

99.4	**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	**	Form of Letter to Clients.

*	Filed herewith
**	Previously filed